EXHIBIT 5

                           WEIL, GOTSHAL & MANGES LLP
                   767 Fifth Avenue, New York, New York 10153
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                November 5, 1999



The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, New York 10153

Ladies and Gentlemen:

           We have acted as counsel to The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, Registration No. 333-85947 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $400,000,000 aggregate initial offering price of the debt securities of the Company (the "Debt Securities") for issuance from time to time pursuant to Rule 415 under the Securities Act. The Debt Securities may be offered in amounts, at prices and on terms to be determined by market conditions at the time of the offering and will be set forth in a prospectus supplement to the prospectus (the "Prospectus") included in the Registration Statement.

           In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company, as amended to date, the By-laws of the Company, as amended to date, the Registration Statement, the Prospectus, the Indenture, dated as of November 5, 1999 (the "Indenture"), between the Company and State Street Bank and Trust Company, N.A., as trustee (the "Trustee") and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Debt Securities have been duly authorized, and, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to


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the effect on the Debt Securities of laws which limit the rates of interest that may legally be contracted for, charged or collected.

           The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.



                                                 Very truly yours,

                                                 /s/ WEIL, GOTSHAL & MANGES LLP